Incoming, Inc. 8-K/A
Exhibit 4.3
Maker		NORTH AMERICAN BIO ENERGIES LLC
Address	PO Box 795		9512093881
Lenoir, NC 28645-0000			Customer Number
			00003
			Note Number
BB&T NOTE MODIFICATION AGREEMENT
$250,000.00	11/07/2006	$249,598.96	04/27/2010
Original Amount of Note	Original Date	Modification Amount	Modification Date
The Note Modification Agreement (hereinafter Agreement) is made and entered into this 27th day of April, 2010, by and between NORTH AMERICAN BIO ENERGIES LLC, maker(s), co-maker(s), endorsers(s), or other obligor(s) on the Promissory Note (as defined below), hereinafter also referred to jointly and severally as Borrower(s); Branch Banking and Trust Company, a North Carolina banking corporation, hereinafter referred to as Bank; and                                                                                                                                                                                                    owners other than Borrower(s) (if any) of any property to secure performance of Borrower(s)’s obligations to Bank, hereinafter referred to jointly and severally as Debtor(s)/Grantor(s).
Witnesseth: Whereas, Borrower(s) has previously executed a Promissory Note payable to Bank, which Promissory Note includes, the original Promissory Note and all renewals, extensions and modifications therefor, collectively “Promissory Note”, said Promissory Note being more particularly identified by description of the original note above; and Borrower(s) and Bank agree that said Promissory Note be modified only to the limited extent as is hereinafter set forth: first that all other terms, conditions, and covenants of said Promissory Note remain in full force and effect, and that all other obligations and covenants of Borrower(s), except as herein modified, shall remain in full force and effect, and binding between Borrower(s) and Bank; and Whereas Debtor(s)/Grantor(s), if different from Borrower(s), has agreed to the terms of the modification: NOW THEREFORE, in mutual consideration of the premises, the sum of Ten Dollars ($10) and other good and valuable consideration, each to the other parties paid, the parties hereato agree that said Promissory Note is amended as hereinafter described:
☐      Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached hereto.
INTEREST RATE, PRINCIPAL AND ITNERSET PAYMENT TERM MODIFICATIONS (To the extent no change is made, existing forms continue. Sections note completed are deferred.)
Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:
☐      Fixed rate of                               % per annum.
☒      Variable rate of the Bank’s Prime Rate plus 1.000 % per annum to be adjusted Daily as the Bank’s Prime Rate changes.
☒
As of the Modification Date, any fixed, floating, or average maximum rate and fixed minimum rate in effect by virtue of the Promissory Note(s) are hereby deleted. If checked here ☒, the interest rate will not exceed a(n) ☒ fixed ☐ average maximum rate of 99.000 % or a ☐ floating maximum rate of the greater of                       % or the Banker’s Prime Rate; and the interest rate will not decrease below a fixed minimum rate of 5.250%. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when the Note is repaid in full by Borrower ☐ annually beginning on                                                      .

☐

Principal and interest are payable as follows:
☐ Principal (plus any accrued interest not otherwise scheduled herein) ☐ Principal plus accrued interest	}	is due in full at maturity

☒ Payable in consecutive Monthly installments of	☐ Principal	}	commencing on 05/25/2010
☒ Principal and Interest
and continuing on the same day of each calendar period thereafter, in 59 equal payments of $ 4,805.00, with one final payment of all remaining principal and accrued interest due on 04/25/2015.
☐
ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on                                                                             and continuing on the same day of each month thereafter, with one final payment of all remaining principal and accrued interest due on                                                         .

☐	Accrued interest is payable commencing on and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on
☐
Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder                           on                          and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than                            months from the date of the initial principal payment due hereunder. Borrower understands the payment may increase if interest rates increase.

☐
At the Borrowers request, the Bank has agreed to readvance the principal amount of $                                                   . The outstanding principal balance under the Promissory Note prior to the readvance is $                                                    making the total outstanding principal balance now due under the Promissory Note and this Agreement to be $                                                    (“Modification Amount”).

☐
☐
☐
Borrower hereby authorizes Bank to automatically draft from its demand deposit or saving account(s) with Bank or other bank, any payment(s) due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank

The following scheduled payment(s) is (are) deferred:
☐ $ principal	}	payment(s) due on
☐ $ interest
is (are) hereby deferred. Payments will resume on according to the schedule contained herein or to the existing schedule (if no other changes are made herein).

The Borrower(s) promises to pay Bank, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. Where any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

COLLATERAL: ☒ The Promissory Note, as modified, and the performance of the terms of any agreement or instrument relating to, evidencing, or securing the Promissory Note, as modified, shell be additionally secured by collateral hereinafter described, a new security instrument shall be executed by Borrower(s), and/or Debtor(s)/Grantor(s), and all other steps necessary to perfect or record the Bank’s lien with priority acceptable to Bank shall be taken. In addition to Bank's right of off-set and to any liens and security interests granted to Bank in the Agreements, the undersigned hereby grants to Bank a security interest in all of its depository accounts with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by this Note.

Deed(s) of Trust/Mortgage(s) granted in favor of Bank as beneficiary/mortgagee:

☐	dated In the maximum principal amount of $

granted by

☐	dated In the maximum principal amount of $

granted by

Security Agreement(s) granting a security interest to Bank:

☒	dated 4/27/2010 given by NORTH AMERICAN BIO ENERGIES LLC.

☐	dated given by

.

☐	Securities Account Pledge and Security Agreement dated , executed by

.
☐ Control Agreement(s) dated , covering	☐ Deposit Account(s)	☐ Investment Property
	☐ Letter of Credit Rights	☐ Electronic Chattel Paper

☐	Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated .

, executed by

☐	Pledge and Security Agreement for Publicly Traded Certificated Securities dated , executed by .

☐	Assignment of Life Insurance Policy as Collateral dated , executed by

.
☐ Loan Agreement dated , executed by Borrower and	☐ Guarantor(s).

☐

☐

☒	The collateral hereinafter described shall be and hereby is deleted as security interest for payment of the aforesaid Promissory Note:

All Equipment now owned or hereafter acquired owned by Neptune, Inc.

Other:

If the Promissory Note being modified by this Agreement is signed by more than one person or entity, the modified Promissory Note shall be the joint and several obligation at all signers and the property and liability of each and all of them. It is expressly understood and agreed that this Agreement is a modification only and not a novation. The original obligation of the Borrow(s) as evidenced by the Promissory Note above described is not extinguished hereby. It is also understood and agreed-that except for the modifications contained herein said Promissory Note, and any other Loan Documents or Agreements evidencing, securing or relating to the Promissory Note and all singular terms and conditions thereof, shall be and remain in full force and effect. This Agreement shall not release or affect the liability of any co-makers, obligors, endorsers or guarantors of said Promissory Note. Borrower and Debtor(s)/Grantor(s), if any, jointly and severally consent to the terms of this Agreement, waive any objection thereto, affirm any and all obligations to Bank and certify that there are no defenses or offsets against said obligations or the Bank, including without limitation the Promissory Note, Bank expressly reserves all rights as to any party with right of recourse on the aforesaid Promissory Note.

in the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased or supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of free interest for the period and all accruals of unpaid interest front previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shell be further adjusted upward or downward to reflect changes in any variable interest rate based on an index such as the Bank’s Prime Rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment mount. Notwithstanding any other provision contained in this agreement, in no event shall the provisions of this paragraph be applicable to any Promissory Note which requires disclosures pursuant to the Consumer Protection Act (Truth-in-Lending Fee), 15 USC § 1601, et seq., as implemented by Regulation Z.

Borrower agrees that the only interest charge is the interest actually stated in this Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under this Note, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with this Note and the loan including, without limitation, any commitment fees loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, statutory attorneys’ fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with this Note and the loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Promissory Note(s) permitted by N.C.G.S. § 24-1.1.

In the words “Prime Rate”, “Bank Prime Rate”, “BB&T Prime Rate”, “Bank’s Prime Rate” or “BB&T’s Prime Rate” are used in this Agreement, they shall refer to the rate announced by the Bank from time to time as its Prime Rate. The Bank makes loans both above and below the Prime Rate and uses indexes other than the Prime Rate. Prime Rate is the name given a rate index used by the Bank and does not in itself constitute a representation of any preferred rate or treatment.

Unless otherwise provided herein, it is expressly understood and agreed by and between Borrower(s), Debtor(s)/Grantor(s) and Bank that any and all collateral (including but not limited to real property, personal property, fixtures, inventory, accounts, instruments, general intangibles, documents, chattel paper, and equipment) given as security to insure faithful performance by Borrower(s) and any other third party of any and all obligations to Bank, however created, whether now existing or hereafter arising, shall remain as security for the Promissory Note as modified hereby.

It is understood and agreed that if Bank has released collateral herein, it shall not be required or obligated to take any further steps to release said collateral from any lien or security interest unless Bank determines, in its sole discretion, that it may do so without consequence to its secured position and relative priority in other collateral; and unless Borrower(s) bears the reasonable cost of such action. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same, or of any other right on any further occasion. Each of the parties signing this Agreement regardless of the time, order or place of signing waives presentment, demand, protest, and notices of every kind, and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there is available to the Bank collateral for the Promissory Note, as amended, and to the additions or releases of any other parties or persons primarily or secondarily liable. Whenever possible the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provisions shall be ineffective to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the same state which governs the interpretation and enforcement of the Promissory Note.

From and after any event of default under this Agreement, the Promissory Note, or any related deed of trust, security agreement or loan agreement, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank’s Prime Rate plus 5% per annum (“Default Rate”), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of North Carolina; and further that such rate shall apply after judgment In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate until such principal and interest have been paid In full. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Promissory Note, as modified by this Agreement remains outstanding or as long as Bank remains obligated to make advances, the undersigned shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of the Bank. Further, the undersigned agree to provide any and all documentation requested by the Bank In order to verify the identity of the undersigned in accordance with the USA Patriot Act.

(SIGNATURES ON FOLLOWING PAGE)

BB&T NOTE MODIFICATION SIGNATURE PAGE
Borrower:	NORTH AMERICAN BIO ENERGIES LLC
Account Number:	9512093881	Note Number:	00003
Modification Amount:	249,598.96	Modification Date:	04/27/2010

Notice of Right to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Agreement, you, the undersigned, have a right to copy of the real estate appraisal report used in connection with your application for credit. You must forward your request to the Bank no later than 90 days after the date of this Agreement. In your request letter, please provide your name, mailing address, appraised property address, the date of this Agreement, and the account and note numbers shown on the front of this Agreement

IN WITNESS WHEREOF, the undersigned on the day and year first written above, has caused this note to be executed under seal.

If Borrower is a Corporation:

WITNESS:
NAME OF CORPORATION
By: (SEAL)
Title:
By: (SEAL)
Title:

If Borrower Is a Partnership, Limited Liability Company, Limited Liability Partnership or
Limited Liability Limbed Partnership:

WITNESS:	NORTH AMERICAN BIO ENERGIES LLC
NAME OF PARTNERSHIP, LLC, LLP, LLLP
By: (SEAL)
Title: R. Samuel Bell, Jr., Member
By: /s/ R. Samuel Bell, Jr. (SEAL)
Title: Randy Keith Dellinger, Member
By: /s/ Randy Keith Dellinger (SEAL)
Title:

If Borrower Is an Individual

WITNESS:
(SEAL)

Additional Borrowers and Debtors/Grantors/Guarantors:

WITNESS:
(SEAL)
(SEAL)
(SEAL)
(SEAL)
(SEAL)
(SEAL)